As filed with the Securities and Exchange Commission on February 8, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hesai Group
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	3569	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
9th Floor, Building L2-B
1588 Zhuguang Road, Qingpu District
Shanghai 201702
People’s Republic of China
+86 (21) 3158-8240
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor New York, N.Y. 10168
+1 (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Yuting Wu, Esq. Skadden, Arps, Slate, Meagher & Flom LLP JingAn Kerry Centre, Tower II, 46/F 1539 Nanjing West Road Shanghai, the People’s Republic of China +86 21-6193-8200	Shu Du, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700	Brian V. Breheny, Esq. Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates 1440 New York Avenue, N.W. Washington, D.C. United States 1 202-371-7000	Allen Wang, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square 8 Connaught Place, Central Hong Kong +852 2912 2500

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-269247
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-269247), initially filed by Hesai Group (the “Company”) with the Securities and Exchange Commission (the “Commission”) on January 17, 2023, which was declared effective by the Commission on February 8, 2023, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.
The required opinions and consents are listed on an Exhibit Index attached hereto.

Hesai Group
Exhibit Index
Exhibit Number	Description of Document
5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class B ordinary shares being registered
8.1	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
23.1	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Hesai Group (File No. 333-269247) initially filed with the Securities and Exchange Commission on January 17, 2023)
107	Filing Fee Table

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on February 8, 2023.
Hesai Group
By:
/s/ Yifan Li

Name:  Yifan Li
Title:   Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 8, 2023.
Signature	Title
/s/ Yifan Li Yifan Li	Director and Chief Executive Officer (Principal Executive Officer)
* Kai Sun	Director
* Shaoqing Xiang	Director
/s/ Louis T. Hsieh Louis T. Hsieh	Director and Global Chief Financial Officer (Principal Financial and Accounting Officer)
* Cailian Yang	Director
/s/ Bonnie Zhang Bonnie Zhang	Director
/s/ Jie Chen Jie Chen	Director
*By:	/s/ Yifan Li Name: Yifan Li Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Hesai Group has signed this registration statement or amendment thereto in New York, New York on February 8, 2023.
Authorized U.S. Representative
Cogency Global Inc.
By:
/s/ Colleen A. De Vries

Name:   Colleen A. De Vries
Title:    Senior Vice President